Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 2015 relating to the combined statement of investments of real estate assets to be acquired by Seritage Growth Properties and financial statement schedule appearing in the Registration Statement No. 333-203163 on Form S-11, as amended, of Seritage Growth Properties.

/s/ Deloitte & Touche LLP

Chicago, Illinois

July 7, 2015